The NAV People, Inc. & Subsidiary

 CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

FOR THE YEAR ENDED

DECEMBER 31, 2020

The NAV People, Inc. & Subsidiary

TABLE OF CONTENTS

December 31, 2020

1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

The Nav People, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of The Nav People, Inc. & Subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of  financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Nav People, Inc. as of December 31, 2020, and the consolidated results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Costa Mesa, CA

December 13, 2021

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 The NAV People, Inc. & Subsidiary

CONSOLIDATED BALANCE SHEET

December 31, 2020
Assets
Current Assets
Cash	$266,563
Accounts receivable, net of allowance of $417,417	1,054,797
Prepaid expenses and other current assets	156,716
Total Current Assets	1,478,076

Non-current Assets
Property and equipment, net	96,774
Intangible asset, net	1,215,989
Deposits	23,507
Total Non-Current Assets	1,336,270
Total Assets	$2,814,346

Liabilities and Stockholders’ Deficit
Current Liabilities
Convertible note payable	$1,520,000
Accounts payable	232,283
Accrued expenses	324,077
Deferred revenue	1,778,207
Total Current Liabilities	3,854,567
Long Term Liabilities
Stockholder notes payable	3,326,759
Notes payable	1,104,984
Total Long-Term Liabilities	4,431,743
Total Liabilities	8,286,310

Stockholders’ Deficit
Common stock, $1 par value, 10,000 shares authorized, 5,000 shares issued and outstanding	5,000
Additional paid-in capital	2,000
Accumulated other comprehensive loss	(11,365)
Accumulated deficit	(5,467,599)
Total Stockholders’ Deficit	(5,471,964)
Total Liabilities and Stockholders’ Deficit	$2,814,346

See accompanying Notes to the Consolidated Financial Statements

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The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS & COMPREHENSIVE LOSS

For the Year Ended December 31, 2020
Revenue
Recurring revenue	$4,875,121
Services revenue	2,233,415
Other revenue	426,293
Total Revenue	7,534,829
Cost of revenue	2,202,534
Gross Profit	5,332,295

Operating Expenses
Operations and support	5,374,077
Sales and marketing	46,954
General and administrative	784,785
Bad debt expense	424,089
Depreciation and amortization	301,064
Total Operating expenses	6,930,969
Loss From Operations	(1,598,674)

Other expense	(467)
Interest expense	(151,773)
Total Other Expense	(152,240)

Net Loss Before Provision for Income Taxes	(1,750,914)
Provision for income taxes	(6,204)
Net Loss	(1,757,118)
Foreign currency translation adjustment	(12,222)
Comprehensive Loss	$(1,769,340)

See accompanying Notes to the Consolidated Financial Statements

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The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Shares	Par	Additional Paid-In Capital		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of January 1, 2020	5,000	$5,000	$	$ 2,000	$857	$(3,710,481)	$(3,702,624)
Net loss	-	-		-	-	(1,757,118)	(1,757,118)
Foreign currency translation adjustment	-	-		-	(12,222)	-	(12,222)
Balance as of December 31, 2020	5,000	$5,000	$	$ 2,000	$(11,365)	$(5,467,599)	$(5,471,964)

See accompanying Notes to the Consolidated Financial Statements

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The NAV People, Inc. & Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year December 31, 2020

Net loss	$(1,757,118)
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt	424,089
Depreciation and amortization	301,064
Change in assets and liabilities:
Accounts receivable	(253,055)
Prepaid expenses and other current assets	59,300
Accounts payable and accrued expenses	(138,009)
Deferred revenue	108,343
Net cash used in operating activities	(1,255,386)

Cash flows from investing activities
Developed software additions	(692,380)
Purchases of property and equipment	(14,240)
Net cash used in investing activities	(706,620)

Cash flows from financing activities
Proceeds from debt issuances	3,874,984
Payments of principal amounts of debt	(2,000,000)
Net cash provided by financing activities	1,874,984
Effect of exchange rates on cash	16,286
Net Change in cash	(70,736)
Beginning Balance	337,299
Ending Balance	$266,563

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$151,773
Cash paid for income taxes	$0

See accompanying Notes to the Consolidated Financial Statements

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of the Business and Summary of Significant Accounting Policies

Description of the Business

The NAV People, Inc. (“The NAV People” or the “Company”) provides software for highly regulated retailers in the legal cannabis space. Founded in 2016 and headquartered in Las Vegas, Nevada, the NAV People services a client base comprised of U.S.-based multi-state operators and single-state operators and Canadian LPs, in addition to global cannabis clients outside North America.  The NAV People have over 85 customers.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as found in the Accounting Standards Codification (“ASC”) of the Financial Accounting Standards Board (“FASB”) for consolidated financial information.

The accompanying consolidated financial statements include the accounts of The NAV People and its wholly-owned subsidiary, Dynamics 365 People Software and Services, Ltd. All intercompany balances have been eliminated in consolidation.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under circumstances. The Company has used estimates related to several financial statement amounts including useful lives of property and equipment, and internal use software. These estimates are inherently subject to judgement and actual results could differ from those estimates.

Concentrations of Credit Risk

Cash and cash equivalents and accounts receivable are potentially subject to credit risk concentration. We have not experienced any material losses related to these concentrations during the periods presented. Cash is deposited with financial institutions that the Company believes are of high credit quality. These deposits are typically in excess of insured limits.

The Company derives a portion of its revenue from several large customers, as well as a large number of individual small businesses. If the financial condition or results of any one of the large customers deteriorates substantially, the Company’s operating results could be adversely affected. The Company does not require collateral and maintains an allowance for estimated credit losses on customer accounts when considered necessary.

There was one customer which represented 10% of consolidated revenue for the year ended December 31, 2020. The Company has not experienced any losses related to these concentrations during the period presented.

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company relies on a third party to provide payment processing services ("payment service provider") to collect amounts due from end-users. Payment service providers are financial institutions or credit card companies that the Company believes are of high credit quality.

Certain Significant Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. COVID-19 has rapidly impacted market and economic conditions globally. In an attempt to limit the spread of the virus, various governmental restrictions have been implemented, including business activities and travel restrictions, and “shelter-at-home” orders, that have had an adverse impact on our business and operations by reducing demand for transportation. In light of the evolving nature of COVID-19 and the uncertainty it has produced, it is not possible to predict the COVID-19 pandemics cumulative and ultimate impact on our future consolidated business operations, results of operations, financial position, liquidity, and cash flows. The extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak within the United States, including whether there will be further resurgences of COVID-19 in various regions, the distribution of the vaccines in various regions, the impact on capital, and financial markets, governmental or regulatory orders that impact our business and whether the impacts may result in permanent changes to our end-users’ behavior, all of which are highly uncertain and cannot be predicted. Also, see Note 10, Commitments and Contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of December 31, 2020, cash and cash equivalents consist of cash deposited with banks. The recorded carrying amount of cash and cash equivalents approximates their fair value. The Company places its cash equivalents with high credit-quality financial institutions.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company reviews customer receivables and collections to evaluate and estimate a reserve for doubtful accounts, including the periodic write off of uncollectible receivables. The Company determines the allowance based on analysis of historical bad debts, customer concentrations, customer creditworthiness, and current economic trends.  The methodology used to calculate the reserve for receivables is supported by the historical information and is applied appropriately to all receivable balances.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over their estimated useful lives of the assets (see Note 3). When assets are retired or otherwise disposed of, the cost, accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations and comprehensive loss in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred.

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Intangible Assets

The Company capitalizes certain costs, such as compensation costs incurred in developing internal-use software once planning has been completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will function as intended. Amortization of such costs occurs on a straight-line basis over the estimated useful life of the related asset and begins once the asset is ready for its intended use. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred.

Evaluation of Long-Lived Assets for Impairment

The Company evaluates its held-and-used long-lived assets for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset or asset group (collectively, the “asset group”) may not be recoverable. The Company measures the recoverability of the asset group by comparing the carrying amount of such asset groups to the future undiscounted cash flows it expects the asset group to generate. If the Company considers the asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset group exceeds its fair value.  No such impairments have been identified as of December 31, 2020.

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition and is recognized as the revenue recognition criteria are met. All deferred revenue is expected to be recognized during the succeeding 12-month period and is recorded as a current liability.

Research and Development

Research and development costs are charged to operations as incurred.

 Foreign Currency Translation

 The functional currency of the Company's non-U.S. operations is the local currency. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenue and expenses are translated into U.S. dollars using the average rates of exchange prevailing during the period. Translation gains or losses are included as a component of accumulated other comprehensive loss in stockholders' equity. Gains and losses resulting from foreign currency transactions are recognized in operating expenses.

Income Taxes

The Company accounts for income taxes in accordance with the asset and liability approach method. Our income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits reflect management’s best estimate of current and future taxes to be paid. Significant judgments and estimates are required in the determination of the consolidated income tax expense. We are subject to income taxes in the United States and Canada.

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in the future. In evaluating our ability to recover our deferred tax assets in the jurisdiction from which they arise, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies, and results of recent operations. In projecting future taxable income, we begin with historical results adjusted for the results of discontinued operations and incorporate assumptions about the amount of future state, federal, and foreign pretax operating income adjusted for items that do not have tax consequences. The assumptions about future taxable income require the use of significant judgment and are consistent with the plans and estimates we are using to manage the underlying businesses. As of December 31, 2020, we have significant federal, state and foreign income tax net operating loss (“NOL”) carryforwards. We believe that it is more likely than not that the benefit from federal and state NOL carryforwards will not be realized. In recognition of this risk, we have provided a full valuation allowance on the deferred tax assets related to these NOL carryforwards.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASC Topic 842, Leases. This standard requires all entities that leased assets under leases with terms of more than 12 months to capitalize the assets and related lease liabilities on the consolidated balance sheet. The new standard will become effective for us beginning January 1, 2022; however, early adoption is permitted. While we continue to assess all potential impacts of this new standard, we anticipate this standard will have a material impact on our consolidated financial position as we will be required to recognize right-of-use assets and lease liabilities on our consolidated balance sheet. However, we do not expect the adoption to have a significant impact on our consolidated results of operations or cash flows.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” to require the measurement of expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The guidance also amends the impairment model for available for sale debt securities and requires entities to determine whether all or a portion of the unrealized loss on such debt security is a credit loss. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. All other entities, ASU No. 2016-13 is effective for fiscal years beginning after Dec. 15, 2022. Early adoption is permitted. The Company will adopt the new standard on January 1, 2022. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements. We are still evaluating the impact on our consolidated financial statements.

Note 2 – Revenue Recognition

The Company adopted ASC 606 under the modified retrospective transition method with an effective date of January 1, 2019 and applied this guidance to those contracts which were not completed at the date of adoption. The standard requires entities to recognize revenue upon transfer of goods or services to customers in amounts that reflect the consideration that the entities expect to receive in exchange for those goods or services.

We recognize revenue when or as we satisfy our obligations. We derive our revenues from  recurring revenue (subscriptions sales, support, hosting, and enhancement), services revenue (packages and projects), and other revenue (perpetual licenses and hardware).

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company determines revenue recognition under ASC 606 through the following steps:

  Identification of the contract, or contracts, with a customer;
  Identification of the performance obligations in the contract;
  Determination of the transaction price;
  Allocation of the transaction price to the performance obligations in the contract; and
  Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company has the following revenue streams:

  Recurring (subscription sales, support, hosting, enhancement)
  Services revenue (projects and packages)
  Other Revenue (perpetual licenses and hardware)

The Company offers its software under a cloud-based delivery model, where it provides access to its software on a hosted basis as a service and customers do not have the contractual right to take possession of the software. Revenue is recognized when control of the promised services is transferred to the Company's customers at an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The majority of customer contracts have performance obligations that the Company satisfies over time and revenue is recognized by consistently applying a method of measuring progress toward satisfaction of that performance obligation.

The Company’s recurring revenue is comprised of subscription sales, support, hosting and enhancement revenue.  Revenue is recognized ratably over the contract term based on the commencement date of the contract, which is the date our cloud-based software is made available to customers.

Revenue from the Company’s service for project and packages revenue are recorded as the services are performed. Once the contract is signed, invoices are generated for professional services on a time and material basis, although the Company occasionally engages in fixed-price service engagements and invoices for those based upon agreed milestone payments. Revenue is recognized as services are performed for time and material engagements and on a proportional performance method as the services are performed for fixed-fee engagements. Training revenue is recognized as the services are performed.

Perpetual software is recognized when delivered, which is typically within a day of receipt of the order. Hardware is recognized when invoiced and usually ships within a few days after receipt of order.

Any of the above agreements would be a complete contract. Each party’s rights regarding the services to be transferred, pricing, and payment terms are listed in the contract. These factors indicate that the contract has commercial substance. Risk, timing, or the Company’s future cash flows are expected to change as a result of a contract. Risk includes non-performance risk, non-payment risk, and mis-usage risk. Payments are generally due within 15-45, days upon receipt of an invoice.

The Company considered the guidance of ASC 606-10-55-3A regarding the collection probability. At contract inception, the Company deems it is probable that the Company will collect substantially all of the consideration to which it will be entitled to in exchange for the services that will be transferred to the customer, based on historical experience with customers. The Company also periodically completes an assessment of collectability from new customers. This assessment includes reviewing publicly available financial information and inquiring of customer’s financial creditability. Arrangements for which collection of fees is not deemed probable are recognized upon cash collection.

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company considered the terms of the contract to determine the transaction price. The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract may include fixed amounts, variable amounts, or both. The Company’s contracts typically have either (1) annual; (2) monthly; (3) variable based on completion of performance obligation.  Therefore, the Company’s contracts have both fixed (e.g., stated annual, monthly, etc. fee) and variable components (e.g., per hour, time and material).

Deferred Commissions

The Company capitalizes sales commission expenses and associated payroll taxes paid to internal sales personnel that are incremental to obtaining customer contracts. These costs are deferred and then amortized over the expected period of benefit. Commissions for existing customer renewals are deferred and amortized over twelve months. We have determined the period of benefit taking into consideration several factors including the expected subscription term and expected renewals of our customer contracts, the duration of our relationships with our customers, and the life of our technology. Amortization expense is included in sales and marketing in the accompanying consolidated statement of operations and comprehensive loss.

Variable consideration

At the end of the reporting period, the Company knows the amount of time and material to invoice the customer in order to recognize revenue. Therefore, no estimation of variable consideration is necessary.

Principal vs. Agent Considerations

Judgment is required in determining whether we are the principal or agent in its transactions with the customers. We evaluate the presentation of revenue on a gross or net basis based on whether we control the service provided to the end-user and are the principal (i.e. “gross”), or we arrange for other parties to provide the service to the end-user and are an agent (i.e. “net”).

The following tables present our revenues disaggregated by offering. This level of disaggregation takes into consideration how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. Revenue is presented in the following tables for the year ended December 31, 2020, respectively:

There are several practical expedients and exemptions allowed under Topic 606 that impact timing of revenue recognition and the Company’s disclosures. Below is a list of practical expedients the Company applied in the adoption and application of Topic 606:

 Application Practical Expedients

  The Company does not evaluate a contract for a significant financing component if payment is expected within one year or less from the transfer of the promised items to the customer.
  The Company generally expenses sales commissions when incurred when the amortization period would have been one year or less. These costs are recorded within selling, general, and administrative in the Statement of Operations.
  The Company is permitted to recognize revenue at the amount to which it has the right to invoice for services performed if the Company’s right to payment is for an amount that corresponds directly with the value provided to the customer.

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For contract modifications, the Company reflected the aggregate effect of all modifications that occurred prior to the adoption date when identifying the satisfied and unsatisfied performance obligations, determining the transaction price and allocating the transaction price to satisfied and unsatisfied performance obligations for the modified contract at transition.

Note 3 – Property and Equipment

Depreciation and amortization is calculated using the straight-line method over the estimated useful life of the assets. Estimated useful lives of major classes of depreciable assets are as follows:

Property and Equipment	Estimated Useful Life
Computers and Peripherals	3
Furniture and Fixtures	5
Leasehold Improvements	5

Property and equipment consist of the following at December 31, 2020:

Computers and Peripherals	$108,166
Furniture and Fixtures	40,695
Leasehold Improvements	24,110
Total Depreciable Assets	172,971
Less: accumulated depreciation and amortization	(76,197)
Property and equipment, net	$96,774

Depreciation expense amounted to $47,724 for the year ended December 31, 2020.

Note 4 – Intangible Assets

Intangible assets is comprised entirely of capitalized software for which amortization is calculated using the straight-line method over a 5 year estimated useful life.

Intangible assets consist of the following at December 31, 2020:

Software development costs	$1,541,411
Less: accumulated amortization	(325,422)
Total	$1,215,989

Amortization expense amounted to $253,340 for the year ended December 31, 2020.

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Based on our net amortizable intangible asset balance of $1,215,989 at December 31, 2020, we expect that amortization expense will be as follows for the next five years and thereafter:

Year ending December 31
2021	$275,171
2022	305,030
2023	305,030
2024	262,999
2025	67,759
Total	$1,215,989

Note 5 – Debt

Debt consists of the following as of December 31, 2020:

Stockholder notes payable	$3,326,759
Convertible notes payable	1,520,000
PPP Loan	954,984
SBA Disaster Loan	150,000
Total	$5,951,743

Interest expense for the year ended December 31, 2020 was $151,773.

Stockholder notes payable

In June 2017, the Company entered into a $2,000,000 note payable agreement with a stockholder. The note has a 0% stated interest rate, and the entire principal balance is due upon maturity of June 13, 2022.

In June 2018, the Company entered into a $1,326,759 note payable agreement with a second stockholder. The note has a 0% stated interest rate, and the entire principal balance is due upon maturity of June 20, 2023.

Convertible note payable

In June 2017, the Company entered into a convertible note payable agreement with a stockholder.

Effective December 23, 2020, this note was assigned to an affiliate of the stockholder. The note allows for up to $1,750,000 to be borrowed at 12% per annum. Interest is paid monthly, and the entire principal balance is due upon maturity of June 13, 2022.

The note is convertible into common stock of the Company at the option of the lender or upon a change in control event, as defined in the agreement.

The note agreement contains certain financial covenants and the Company was not in compliance as of December 31, 2020, and therefore the entire outstanding principal balance of $1,520,000 is shown as current on the accompanying consolidated balance sheet.

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Paycheck Protection Program (“PPP”) Loan

On April 29, 2020, the Company received a loan in the amount of $954,984 under the Paycheck Protection Program administered by the SBA. According to the Coronavirus Aid, Relief, and Economic Security Act (the “Cares Act”), PPP loan provides for forgiveness of up to the full principal amount and accrued interest if the funds are used for payroll costs, interest on mortgages, rent, and utilities. However, at least 60% of the forgiven amount must have been used for payroll. The loan bears interest at a rate of 1.00% per annum.

The entire loan (principal and accrued interest) was forgiven on June 30, 2021.

SBA Disaster Loan

In April 2020, the Company received a $2,000,000 loan under the Disaster Loan Assistance Program administered by the United States Small Business Administration (the “SBA”), which was repaid in full in May 2020.  Then, in July 2020, the Company received a loan in the amount of $150,000 under the same program. The loan bears interest at a rate of 3.75% per annum and is a 30 year loan.

The future principal payments for the Company’s debt are as follows:

Year ending December 31
2021	$1,522,586
2022	2,960,156
2023	1,331,931
2024	5,172
2025	131,898
Total	$5,951,743

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Income Taxes

For financial reporting purposes, net loss before provision for income taxes, includes the following components:

Domestic	$(1,516,485)
Foreign	(234,429)
Net loss before provision for income taxes	$(1,750,914)

The provision for income taxes consists of the following:

Current:
Federal	$-
State	6,204
Foreign	-
Total Current	$6,204

Deferred:
Federal	$-
State	-
Foreign	-
Total Deferred	$-

Provision for income taxes	$6,204

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income tax provision differs from the amount computed by applying the statutory as follows:

Net loss before income taxes	$(1,750,914)
Statutory rate:	21.00%

Income Tax Expense at Statutory Rate	(367,692)
State Tax Expense	6,204
Foreign Tax Differential	(36,512)
Nondeductible Perm	41,022
PTBI Reported in PY Tax Return	87,576
Uncertain Tax Position	155,428
Change in Valuation Allowance	127,168
Other	(6,990)
Total	$6,204

Below is a summary of the Company’s deferred tax assets and liabilities:

Deferred Tax Assets and Liabilities

The deferred assets and liabilities consist of the following:

Deferred Revenue	$163,383
Bad Debt Reserve	53,975
Accrued Vacation	296
NOL & Charitable Contribution CF	807,111
Gross Deferred Tax Assets	$1,024,765

Valuation Allowance	$(947,363)

Property & Equipment	(15,651)
Intangibles	(61,751)
Deferred Tax Liabilities	$(77,402)
Total Deferred Asset / Liability	$-

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 the Company has $3,650,863 federal net operating loss carryforwards, of which $667,770 has a carryforward period of 20 years and the remainder carry forward indefinitely.  The federal NOLs begin to expire in 2037. We have not reflected any benefit of such net operating loss carryforwards in the accompanying consolidated financial statements. We have established a full valuation against the related deferred tax assets due to the uncertainty surrounding the realization of such assets. The utilization of the Company’s NOLs may be subject to annual Internal Revenue Code Section 382 limitations. The Company has not yet completed a 382 study as of December 31, 2020

The Company has $2,191,851 of state net operating loss carryforwards with carryforward periods ranging from 15 to 20 years, with state statute period of 4 years. The state NOLs begin to expire in 2032. The Company has a foreign net operating loss carryforward of $608,604 with carryforward period of 20 years, with statute period of 4 years. The foreign NOLs begin to expire in 2037.  We have not reflected any benefit of such net operating loss carryforwards in the accompanying consolidated financial statements. We have established a full valuation against the related deferred tax assets due to the uncertainty surrounding the realization of such assets.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and projects for future taxable income over periods in which the deferred tax assets are deductible. Management believes it is more likely than not that the Company will realize the benefits of these deductible differences. The change in valuation allowance during the year ended December 31, 2020, was an increase of $127,168.

Management believes that there is an uncertain tax position for the cumulative exclusion of deferred revenue and as such, has recognized this uncertain tax position against federal and state NOLs. There are no interest and penalties related to uncertain tax positions in 2020.  The statute of limitation is 3 years for federal tax and years ending 3/31/18, 3/31/19 and 3/31/20 are open to examination. The statute of limitation is 4 years for state tax and the years ending 3/31/17, 3/31/18, 3/31/19 and 3/31/20 are open to examination. The Company currently is not under examination by any tax authority.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") was signed into law on March 27, 2020. The CARES Act, among other things, includes tax provisions relating to refundable payroll tax credits, deferment of employer's social security payments, net operating loss utilization and carryback periods and modifications to the net interest deduction limitations. The CARES Act did not have a material impact on the Company’s income tax provision for 2020. The Company will continue to evaluate the impact of the CARES Act on its financial position, results of operations, and cash flows.

On December 27, 2020, the President of the United States signed the Consolidated Appropriations Act, 2021 (“Consolidated Appropriations Act”) into law. The Consolidated Appropriations Act is intended to enhance and expand certain provisions of the CARES Act, allows for the deductions of expenses related to the Payroll Protection Program funds received by companies, and provides an update to meals and entertainment expensing for 2021. The Consolidated Appropriations Act did not have a material impact to the Company’s income tax provision for the year ended December 31, 2020.

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The NAV People, Inc. & Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Commitment and Contingencies

Operating Lease

The Company leases one office facility under an operating lease arrangement which expires on April 30, 2024.  Rent expense related to the Company’s operating leases was $211,343 for the year ended December 31, 2020. Future minimum payments, by year and in the aggregate, under operating leases at December 31, 2020, are as follows:

Year ending December 31	Future Minimum Payments
2021	$246,978
2022	254,376
2023	262,008
2024	89,956
Total future minimum lease payments	$853,318

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. As of December 31, 2020, and through the date these financial statements were available to be issued, there were no legal proceedings requiring recognition or disclosure in the financial statements.

Contingencies

As of the date of this report, there are no known contingent liabilities for the year ended December 31, 2020.

Note 8 – Subsequent Events

The Company has evaluated all subsequent events through December 13, 2021, which is the date the financial statements were available to be issued.

On October 1, 2021, the Company was acquired by Akerna Corp. (NASDAQ: KERN) for approximately $17 million, comprised of approximately $5 million in cash and $12 million in common stock of Akerna Corp.

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